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                                                                   EXHIBIT 10.23


                              CONSULTING AGREEMENT
                              --------------------

THIS AGREEMENT is made and dated for reference the first day of September, 1998,


                  DYNAMOTIVE TECHNOLOGIES CORPORATION
                  -----------------------------------
                  3650 Wesbrook Mall,
                  Vancouver, British Columbia  V6S 2L2

                                                                 (the "Company")

AND               JONATHAN RHONE
                  --------------
                  3803 West 11th Avenue
                  Vancouver, British Columbia

                                                              (the "Consultant")

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree as follows:


                                     PART 1

                                   APPOINTMENT
                                   -----------

1.01 The Company appoints the Consultant and the Consultant accepts the appointment, to act as Vice President, Business Development/Product Development "Appointment") of the Company upon the terms and conditions of this Agreement and the Consultant agrees to diligently and faithfully carry out and perform its duties and obligations described in this Agreement.


                                     PART 2

                                TERM OF AGREEMENT
                                -----------------

2.01 This Agreement shall commence on the date first appearing in this Agreement and shall continue for five years ending on March 31, 2003.
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                                     PART 3

                                    NO AGENCY
                                    ---------

3.01 Except as specifically provided in this Agreement or authorized by the Company in writing, the Consultant shall not be deemed to be the agent of the Company and shall not be authorized or entitled to contract on behalf of or bind the Company in any dealings with third parties with the exception that as Vice President, Business Development/Product Development of the Company, the Consultant may enter into contracts or bind the Company within the authority granted to the Vice President, Business Development/Product Development by the Board of Directors of the Company, from time to time.


                                     PART 4

                            DUTIES OF THE CONSULTANT
                            ------------------------

4.01 In consideration of the Consulting Fee, the Consultant agrees to carry out and perform the duties and responsibilities in respect to the Appointment that would normally be expected in an organization of the size and nature of the Company and such other services as the Company may from time to time require in connection with the services named herein.

4.02 As Vice President, Business Development/Product Development, you will be responsible for negotiating business partnerships, alliances and relationships (within terms of reference agreed with the CEO), all market, product and competitive research and analysis and with the commercialization team (consisting of yourself and the V-P's of Engineering and R&D) establish and "drive" the successful commercialization of the BioMass Refinery. It is expected you will assume a leading role in establishing and implementing the "strategic agenda" for the Company.


                                     PART 5

                                 CONSULTING FEE
                                 --------------

5.01 In consideration of the performance by the Consultant of its obligations under this Agreement, the Company shall pay to the Consultant a consulting fee of $11,600.00 per month ("Base Consulting Fee"), payable on the last working day of each month and commencing on the date of this Agreement, provided however that the amount payable hereunder may be changed by mutual consent of the parties. A bonus of up to 15% of the Base Consulting Fee will be paid to the Consultant, provided certain objectives are accomplished; such objectives will be agreed from time to time by the parties hereto.
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         In addition, the Consultant will be granted stock options--as set out in the Stock Option Agreement attached hereto--for the purchase of 50,000 common shares of the Company at U.S. $1.00 each for five years. The first option for 10,000 shares may be exercised at any time after commencement of employment; the remaining 40,000 shares have been divided into four options of 10,000 shares each with the exercise date occurring incrementally on each subsequent anniversary date.

         We undertake to present an incentive plan to the Compensation Committee that links the vesting of additional options for the senior management team to reaching corporate capitalized value milestones.


                                     PART 6

                           EXPENSES AND DISBURSEMENTS
                           --------------------------

6.01 In addition to the Consulting Fee the Company shall pay to the Consultant within thirty (30) days after receipt by the Company of invoices therefor, the full amount of all reasonable expenses, disbursements and out-of-pocket costs incurred by the Consultant on behalf of the Company in performing its duties under this Agreement.


                                     PART 7

                             INDEPENDENT CONTRACTOR
                             ----------------------

7.01 Nothing in this Agreement shall create an employment relationship between the Company and the Consultant and it is hereby understood and agreed that the Consultant is and will at all times be an independent contractor in respect to this Agreement.


                                     PART 8

                               NAME OF CONSULTANT
                               ------------------

8.01 It is understood and agreed that the Company has been induced to enter into this Agreement by assurances and representations of the consultant that the particular talents of Jonathan Rhone will be available to the Company for a minimum of 40 hours per week. In the event that Mr. Rhone shall become physically or mentally incapacitated for any reason whatsoever, shall leave the employ of or sell his interest in or resign his position with the Consultant, then the Company shall have the right to forthwith terminate this Agreement upon
(30) days notice in writing to the Consultant.
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                                     PART 9

                                 CONFIDENTIALITY
                                 ---------------

9.01 The Consultant shall not, either during the term of its appointment or at any time thereafter, disclose to any person, firm or corporation any information concerning the business or affairs of the Company which the Consultant may have acquired in the course of or incidental to its Appointment hereunder or otherwise, whether for its own benefit, or to the detriment, or intended or probable detriment, of the Company.


                                     PART 10

                                   TERMINATION
                                   -----------

10.01 Either party may give      days written notice of intention to terminate
this Agreement, which shall terminate accordingly.


                                     PART 11

                              NO FURTHER OBLIGATION
                              ---------------------

11.01 Notwithstanding this Agreement and subject to sections 8.01 and 9.01, either party shall be free to develop other business opportunities and technology on its own or with other groups, partners, associates and consultants, without obligation to include the other party in such technology and projects.


                                     PART 12

                            TERMINATION UPON DEFAULT
                            ------------------------

12.01 In addition to Parts 8, 9 and 10 the Company shall be entitled to terminate this Agreement upon ten (10) days notice in writing to the Consultant in the event that any of the following events of default have occurred:

         (a) the Consultant shall be in default in the observance or performance of any term or condition of this Agreement required to be done, observed or performed by the Consultant and the default continues for a period of thirty (30) days following receipt of written notice of such default from the Company;

         (b) an order shall be made or resolution passed or petition filed for the winding-up of the Consultant; and

         (c) the Consultant shall commit or threaten to commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under the Bankruptcy Act or a general assignment in favour of its creditors, or if a bankruptcy petition shall be filed or presented against the Consultant.
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                                     PART 13

                                     NOTICE
                                     ------

13.01 Any notice required to be given hereunder by any party shall be given or made in writing and either delivered personally or sent by registered mail, postage prepaid, addressed to the Company at:

                                    3650 Wesbrook Mall,
                                    Vancouver, B.C.  V6S 2L2

or addressed to the Consultant at:

                                    3803 West 11th Avenue
                                    Vancovuer, B.C.

or to such other address at which any of the parties hereto may from time to time notify the others in writing. The time of giving or making such notice shall be, if delivered, when delivered, and if mailed, then on the fifth (5th) business day after the day of mailing thereof.


                                     PART 14

                                    HEADINGS
                                    --------

14.01 The headings of this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.


                                     PART 15

                                 TIME OF ESSENCE
                                 ---------------

15.01 Time shall be of the essence of this Agreement.


                                     PART 16

                                    ENUREMENT
                                    ---------

16.01 This Agreement shall be binding upon and enure to the benefit of the parties hereto and their permitted successors and assigns.


                                     PART 17

                                   ASSIGNMENT
                                   ----------

17.01 Neither party to this Agreement shall be entitled to assign its benefits, interests or obligations under this Agreement without the written consent of the other party hereto.
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TO EVIDENCE THEIR AGREEMENT each of the parties has executed this Agreement as set out below.

DYNAMOTIVE TECHNOLOGIES CORPORATION

          /s/ B.E. Boyes
Per: ________________________
       Authorized Signatory


CONSULTANT

        /s/ Jonathan Rhone
Per: ________________________
       Authorized Signatory